Exhibit 99.1

For Immediate Release

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK COMPLETES FASTCLICK ACQUISITION

Westlake Village, CA – September 30, 2005 – ValueClick, Inc. (Nasdaq: VCLK) today announced that it has completed its previously announced acquisition of Fastclick, Inc.

Based on its successful exchange offer for the outstanding shares of Fastclick common stock, which expired on September 27, 2005, and the consummation of a short-form merger of its wholly owned subsidiary with and into Fastclick, ValueClick has acquired all outstanding shares of Fastclick common stock. ValueClick has issued approximately 15.6 million shares of ValueClick common stock and has assumed options to purchase approximately 0.9 million shares of ValueClick common stock (on a treasury stock basis) in a stock-for-stock transaction.

In the merger, each outstanding share of Fastclick common stock, other than shares owned by ValueClick as a result of its exchange offer and shares for which appraisal is sought under applicable Delaware law, was converted into the right to receive 0.7928 of a share of ValueClick common stock (including the associated preferred share purchase rights). The merger allowed ValueClick to acquire the remaining shares of Fastclick common stock that were not tendered into ValueClick’s exchange offer. The merger consideration is the same as paid per share of Fastclick common stock in the exchange offer.

ValueClick will integrate Fastclick with its existing display ad network business within its Media segment. Fastclick’s cash, cash equivalents and marketable securities are expected to be approximately $80 million as of the completion of the transaction.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through three business units:

•	ValueClick Media (http://media.valueclick.com) provides brand advertising and direct marketing solutions for advertisers, agencies and publishers. Through its ValueClick Brand, ValueClick Direct, ValueClick Search and Web Clients groups, ValueClick Media offers marketers a wide range of distribution methods, including web-based advertising, co-registration, pay-per-click search, and a variety of email marketing options.

ValueClick Media also includes PriceRunner.com (www.pricerunner.com), a leading global provider of online comparison-shopping services.

•	Commission Junction (www.cj.com) provides advanced performance marketing solutions that help marketers increase online leads and sales. By facilitating strategic relationships between advertisers and publishers, Commission Junction leverages its proven expertise in affiliate marketing and search marketing to drive measurable results for its clients.

•	Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and publishers manage their online advertising and permission-based email campaigns. Additionally, Mediaplex provides the AdVault suite of software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management solutions.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, ValueClick’s ability to complete the merger and successfully integrate the two companies, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 31, 2005, recent quarterly reports on Form 10-Q, current reports on Form 8-K, its amended registration statement on Form S-4, filed on September 27, 2005, and its final prospectus on Form 424B3 filed on September 28, 2005. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted.

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